Exhibit 99.1

Strong Global Entertainment, Inc. Acquires Innovative Cinema Solutions

Acquisition Enhances Company’s Service Offerings

Innovative Cinema Solutions Recorded $6 Million in 2022 Revenue

Charlotte, N.C., November 7, 2023: Strong Global Entertainment, Inc. (NYSE American: SGE) (“SGE” or the “Company”) today announced that the Company entered into an asset purchase agreement on November 3, 2023, with Innovative Cinema Solutions, LLC (“ICS”), a full service provider of technical services and solutions to national cinema chains. The operations of ICS will be rolled into SGE’s wholly-owned subsidiary, Strong Technical Services, Inc. (“STS”), which provides comprehensive managed service offerings with 24/7/365 support nationwide to ensure solution uptime and availability.

ICS provides on-site and remote managed services and support, system engineering and design services, system integration, product procurement, and event management and rentals. In 2022, ICS recorded $6 million in revenue and its current run rate is in excess of those levels.

Blake Titman, Senior Vice President and General Manager of STS, commented, “We have known Tom and the team at ICS for many years and are beyond pleased to have them join the Strong team. Much like Strong, the ICS team has built long-standing relationships in the cinema industry and are a great addition to our current team.”

Tom Ostermann, Owner and Vice President of System Sales for ICS, stated, “We are thrilled to join the Strong family. This is an industry where relationships and trust are critical to success, and Strong is the right partner to help take our business to the next stage of growth.”

Mark Roberson, CEO of SGE, added, “The acquisition of ICS marks our second acquisition since going public in May of this year. We believe this acquisition not only adds meaningful revenue and scale but is also highly synergistic to our service offerings and customer relationships.”

About Strong Global Entertainment, Inc.

Strong Global Entertainment, Inc. (the “Company”), a subsidiary of FG Group Holdings Inc. (NYSE American: FGH), is a leader in the entertainment industry, providing mission critical products and services to cinema exhibitors and entertainment venues for over 90 years. The Company manufactures and distributes premium large format projection screens, provides comprehensive managed services, technical support and related products and services primarily to cinema exhibitors, theme parks, educational institutions, and similar venues. In addition to traditional projection screens, the Company manufactures and distributes its Eclipse curvilinear screens, which are specially designed for theme parks, immersive exhibitions, as well as simulation applications. It also provides maintenance, repair, installation, network support services and other services to cinema operators, primarily in the United States. The Company also owns Strong Studios, Inc., which develops and produces original feature films and television series.

About Fundamental Global®

Fundamental Global® is a private partnership focused on long-term strategic holdings. Fundamental Global® was co-founded by former T. Rowe Price, Point72 and Tiger Cub portfolio manager Kyle Cerminara and former Chairman and CEO of TD Ameritrade, Joe Moglia. Its current holdings include FG Financial Group Inc., FG Group Holdings Inc., BK Technologies Corp., GreenFirst Forest Products, Inc., iCoreConnect, Inc., FG Acquisition Corp., OppFi Inc., Hagerty Inc., and FG Communities, Inc.

The FG® logo is a registered trademark of Fundamental Global®.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. For example, this press release is using forward-looking statements when it discusses ICS’s growth. Forward-looking statements are based on STS’s and the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the initial public offering of the Company filed with the SEC. Forward-looking statements contained in this announcement are made as of this date, and STS and the Company undertake no duty to update such information except as required under applicable law.

Strong Global Entertainment Contact:

Mark Roberson

Strong Global Entertainment, Inc. - Chief Executive Officer

(704) 471-6784

IR@strong-entertainment.com

John Nesbett/Jennifer Belodeau

IMS Investor Relations

(203) 972-9200

sge@imsinvestorrelations.com